Exhibit 5.1

Kilpatrick Townsend & Stockton LLP ktslaw.com	1100 Peachtree Street NE, Suite 2800 Atlanta, GA 30309-4528

November 20, 2023

Elutia Inc.

12510 Prosperity Drive, Suite 370

Silver Spring, MD 20904

Ladies and Gentlemen:

We have acted as counsel to Elutia Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), pursuant to the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission on November 20, 2023, of up to 18,577,644 shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), to be sold by the selling securityholders listed in the Registration Statement under the heading “Selling Securityholders” (the “Selling Securityholders”), consisting of (a) 6,852,811 issued and outstanding shares of Common Stock (the “Selling Securityholder Shares”), (b) 503,058 shares of Common Stock (the “Pre-funded Warrant Shares”) issuable upon the exercise of pre-funded warrants (the “Pre-funded Warrants”) held by certain of the Selling Securityholders, and (c) 11,221,775 shares of Common Stock (the “Common Warrant Shares”) issuable upon the exercise of common warrants (the “Common Warrants”) held by certain of the Selling Securityholders. The Pre-funded Warrant Shares and Common Warrant Shares are collectively referred to herein as the “Warrant Shares,” and the Pre-funded Warrants and the Common Warrants are collectively referred to as the “Warrants.”

We have reviewed such documents, made such examination of law, examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact as we have deemed appropriate, necessary or advisable to give this opinion. In our examination, we have assumed, without verification, the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, and the conformity to the originals of all documents and instruments submitted to us as duplicates or conformed copies. In addition, we have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

This opinion is limited in all respects to the Delaware General Corporation Law (the “DGCL”), and no opinion is expressed with respect to the laws of any other jurisdiction.

Anchorage Atlanta Augusta BEIJING Charlotte CHICAGO DALLAS Denver houston los angeles New York PHOENIX Raleigh

San Diego San Francisco Seattle SHANGHAI Silicon Valley Stockholm Tokyo Walnut Creek Washington Winston-Salem

Elutia Inc.

November 20, 2023

For purposes of this opinion, we have assumed that: (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL; (ii) the Warrants have each been duly executed and delivered by the Company and, under the internal laws of the State of New York, constitute valid and legally binding obligations of the Company; and (iii) before the Warrant Shares are issued the Company does not issue shares of Common Stock or reduce the total number of shares of Common Stock the Company is authorized to issue under its Restated Certificate of Incorporation, as amended from time to time, such that the number of unissued shares of Common Stock authorized under the Company’s Restated Certificate of Incorporation is less than the number of Warrant Shares.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Selling Securityholder Shares have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) the Warrant Shares, when delivered and paid for upon exercise of the Warrants in accordance with the terms of the Warrants, will have been duly authorized and validly issued and will be fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to us under the heading “Legal Matters” in any related prospectus or prospectus supplement. In giving this consent, we do not thereby admit that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ KILPATRICK TOWNSEND & STOCKTON LLP